Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of September 7, 2012, by and between PEPCO HOLDINGS, INC. (the “Company”) and Kevin C. Fitzgerald (the “Executive”).

RECITALS:

The Company wishes to employ the Executive in the position of Executive Vice President and General Counsel and the Executive wishes to be so employed.

The Compensation and Human Resources Committee of the Board of Directors (including any successor that performs its functions, the “Committee”) has recommended, and the Board of Directors of the Company (the “Board of Directors”) has approved, the entry by the Company into this Agreement with the Executive.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained in this Agreement, the parties agree as follows:

1. Term of this Agreement. The term of this Agreement shall begin on September 17, 2012 (the “Effective Date”) and shall end on the day immediately preceding the third anniversary of the Effective Date (the “Term of this Agreement”).

2. Duties. While employed during the Term of this Agreement, the Executive shall serve as an Executive Vice President and as the General Counsel of the Company. The Executive (i) will devote his knowledge, skill and best efforts on a full-time basis to performing his duties and obligations to the Company in accordance with the terms of this Agreement (with the exception of (A) absences on account of illness and vacations taken in accordance with the Company’s policies and (B) professional, civic and charitable undertakings and commitments that do not conflict with the business of the Company and its subsidiaries or impair the ability of the Executive to perform his duties under this Agreement) and (ii) will comply with the directions and orders of the Board of Directors and the Company’s President and Chief Executive Officer with respect to the performance of his duties.

3. Employment by a Successor. Employment by any successor to the Company will be considered employment by the Company for purposes of this Agreement, and the Executive’s employment with the Company shall be considered terminated only if the Executive is no longer employed by the Company or its successor. Unless the context otherwise requires, the term “Company” as used in this Agreement includes any successor to the Company. For purposes of this Agreement, (i) the term “successor” means any (A) any corporation or other form of business organization into which the Company is merged or with which the Company is consolidated or (B) any corporation or other form of business organization that acquires all or substantially all of the Company’s assets and (ii) the term “Board of Directors” shall include the board of directors, or any governing body performing a similar function, of a successor.

4. Compensation and Benefits.

(a) During the Term of this Agreement, while the Executive is employed by the Company:

(i) The Company will pay to the Executive an annual salary in the amount of $550,000. If during the Term of this Agreement, the annual salary of the Executive is increased (any such increase being in the sole discretion of the Board of Directors), it shall not thereafter be decreased during the Term of this Agreement.

(ii) The Executive shall be a participant in the Pepco Holding, Inc. 2012 Amended and Restated Annual Executive Incentive Compensation Plan (together with any successor plan, the “EICP”), with a target annual incentive award opportunity equal to 60% of base salary, commencing on the Effective Date, and shall be entitled to receive annual incentive awards thereunder if and to the extent that the Board of Directors or a committee thereof determines in good faith that the Executive’s performance merits payment of such awards in accordance with the terms of the EICP. Any award payable for 2012 shall be prorated by multiplying the amount of the award by a fraction (i) the numerator of which is the number of days elapsed from and including the Effective Date through December 31, 2012, and (ii) the denominator of which is 366.

(iii) The Executive shall be a participant in the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan (together with any successor plan, the “LTIP”), with a target long-term incentive award opportunities equal in the aggregate to 125% of base salary, and shall be entitled to receive incentive awards thereunder, commencing with the three-year performance period beginning in 2012, if and to the extent that the Board of Directors or a committee thereof determines in good faith that the Executive’s performance merits payment of such awards in accordance with the terms of the LTIP. Any award payable for the 2012 - 2014 performance cycle shall be prorated by multiplying the amount of the award by a fraction (i) the numerator of which is the number of days elapsed from and including the Effective Date through the last date of the applicable service or performance period, and (ii) the denominator of which is the number of days in the performance period.

(iv) The Executive shall be a participant in the Pepco Holdings, Inc. Change-In-Control Severance Plan for Certain Employees (the “CICSP”), with a Service Factor (as defined by the CICSP) of 3.0 and a Benefit Factor (as defined by the CICSP) of 3.0; provided, however, that the Executive hereby agrees that he shall not be entitled to receive a payment under Section 6 of the CICSP.

(v) The Executive will be eligible to participate in a manner similar to other senior executives of the Company of comparable rank in retirement plans,

supplemental retirement benefit plans (including the Pepco Holdings, Inc. 2011 Supplemental Executive Retirement Plan), savings plans, deferred compensation plans, health, welfare and insurance plans and other plans and programs provided by the Company from time to time for its senior executives of comparable rank.

(vi) The Executive will be entitled to receive such perquisites and other personal benefits as are provided by the Company from time to time to its senior executives of comparable rank.

(b) During the Term of this Agreement, the Board of Directors will conduct an annual review of the Executive’s total compensation, including salary and incentive awards, and, subject to the preceding terms of this Section 4 (including the provision with regard to decreasing the Executive’s annual salary during the Term of the Agreement) and the other terms of this Agreement, may make such changes in the compensation of the Executive as the Board of Directors deems appropriate in its sole discretion.

5. Retention Award

As an inducement for the Executive to enter into this Agreement:

(a) As of the Effective Date, the Company shall execute and deliver to the Executive a Service-Based Restricted Stock Unit Award Agreement in the form of Attachment A hereto, pursuant to which the Company shall make an award of restricted stock units (“RSUs”) to the Executive under the LTIP (i) of a number equal to $750,000, divided by the closing market price of the Company’s common stock (“Common Stock”) on the last trading day prior to the Effective Date, (ii) except as otherwise provided in Attachment A, with 4/15 of the total number of RSUs vesting on each of the first and second anniversaries of the Effective Date and the balance vesting on the third anniversary of the Effective Date, so long as the Executive remains employed by the Company on such anniversary date, and (iii) having such other terms and conditions set forth in Attachment A.

(b) On or as soon as practicable after January 1, 2013, and on or as soon as practicable after each of the first and second anniversaries thereof, if the Executive is an employee of the Company on such date, but in each case in no event later than 90 days following the commencement of the one-year Retention Award Performance Period (as defined below) with respect to each award, the Company shall execute and deliver to the Executive a Performance-Based Restricted Stock Unit Award Agreement in the form of Attachment B hereto (each a “Retention Performance Award Agreement”). Under the terms of each Retention Performance Award Agreement, the Company shall agree to make an award of RSUs under the LTIP to the Executive (i) in a number equal to $166,666.67, divided by the closing market price of the Common Stock on the last trading day prior to the first day of the Retention Award Performance Period, (ii) the vesting of which will (A) depend on the extent to which the performance goal(s) set forth in the Retention Performance Award Agreement are achieved during a performance period that coincides with the calendar year in which the Retention Performance Award Agreement is executed and delivered (a “Retention Award Performance Period”) and (B) be contingent on the Executive remaining an employee of the

Company through the end of the Retention Award Performance Period, except as otherwise provided in Attachment B, and (iii) having such other terms and conditions as are set forth in Attachment B.

6. Termination of Employment. The Company may terminate the employment of the Executive at any time, with or without cause, or the Executive may resign as an employee at any time and for any reason. In either event, (i) the Executive shall not be entitled to any further compensation under this Agreement effective as of the date of the termination of the Executive’s employment and (ii) the Executive’s rights in respect of all awards and benefits to which the Executive may be entitled, including the retention award contemplated by Section 5 of this Agreement, shall be determined in accordance with the terms and conditions of the Company plans, agreements or arrangements under which such awards or benefits are provided.

7. Excise Taxes. Notwithstanding any provision of this Agreement to the contrary:

(a) If the Company’s independent registered public accounting firm (the “Independent Accountant”) determines that if the payments and benefits to be provided under this Agreement (and any other payments or benefits provided or to be provided to the Executive under any applicable plan, program, agreement or arrangement maintained, contributed to or entered into by the Company or any group or entity whose actions result in a change of ownership or effective control (as those terms are defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) or any affiliate of the Company) (a “Payment” or collectively “Payments”) were provided to the Executive (A) the Executive would incur an excise tax under Section 4999 of the Code (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), and (B) the net after tax benefits to the Executive attributable to the Payments would not be at least $10,000 greater than the net after tax benefits that would accrue to the Executive if the Payments that would otherwise cause the Executive to be subject to the Excise Tax were not provided, the Payments shall be reduced so that the Payments provided to the Executive are the greatest (as determined by the Independent Accountant) that may be provided without any such Payment being subject to the Excise Tax. If the Payments are to be reduced under this Section 7, then (1) Payments not subject to Section 409A of the Code shall be reduced in the order designated by the Executive and (2) if and to the extent necessary after the reductions in clause (1), Payments subject to Section 409A shall be reduced in reverse chronological order (such that Payments due later are reduced before Payments due earlier).

(b) If the Executive receives reduced Payments pursuant to this Section 7, or if it had been determined that no such reduction was required, but it nonetheless is established pursuant to the final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 7, the aggregate Payments to the Executive would result in any Payment being subject to the Excise Tax, and that a reduction pursuant to this Section 7 should have occurred, then the Executive shall be deemed for all purposes to have received a loan made on the date of the receipt of the Payments in an amount such that, after taking into consideration such loan, no portion of the aggregate Payments would be subject to the Excise Tax. The Executive shall have an obligation to repay such loan to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the Executive’s receipt of such loan until the date of such repayment.

(c) If the Payments are reduced or are to be reduced pursuant to this Section 7, and it is subsequently determined that the Payments were or are to be reduced pursuant to this Section 7 to a greater extent than was or is necessary to avoid the Excise Tax or it is subsequently determined that the Payments should not be or should not have been reduced pursuant to this Section 7, then the Company shall promptly pay to the Executive the amount necessary so that, after such adjustment, the Executive will have received or be entitled to receive the maximum Payments payable under this Section 7, together with interest at the applicable Federal rate (as defined in Section 1274(d) of the Code) on amounts that were incorrectly reduced pursuant to this Section 7, except that no Payments shall be made under this subparagraph to the extent that such Payments would impermissibly change the time and form of deferred compensation subject to Section 409A of the Code.

8. Fees and Expenses. The Company shall reimburse the Executive for all reasonable fees and expenses (including, without limitation, legal fees and expenses) incurred by the Executive in connection with any proceeding commenced by the Executive (i) to enforce any provision of this Agreement or (ii) to enforce any right of the Executive under any employee benefit plan of the Company in which the Executive is a participant, but only if, in either case, the decision-maker in such proceeding determines that the Executive has substantially prevailed on the claim(s) asserted by the Executive in the proceeding.

9. Tax Withholding. The Company may withhold from any payment due the Executive under this Agreement any amount necessary, as determined by the Company, in order to enable the Company to satisfy all applicable federal, state or local income and payroll tax withholding obligations, but in no event shall such amount exceed, solely with respect to any stock-based compensation granted or to be granted under or pursuant to this Agreement, the minimum applicable statutory federal, state and/or local taxes (collectively, “withholding obligations”). In connection with the vesting of the awards received by the Executive under Section 5 of this Agreement, the Executive may elect to require the Company to reduce the number of RSUs to which the Executive otherwise would be entitled in a number sufficient to offset all or any portion (as specified by the Executive) of the withholding obligations that the Executive otherwise would be obligated to satisfy in the form of a cash payment to the Company, with each RSU and each share of Common Stock being deemed to have a value for this purpose equal to the closing market price per share of the Common Stock on the day on which the withholding is effected.

10. Non-Competition and Non-Solicitation.

(a) Following the termination of his employment by the Company for any reason, whether during or after the Term of this Agreement, the Executive shall not, for a period of two years or, if the employment of the Executive terminates more than two years prior to last day of the Term of this Agreement, for the remainder of the Term of this Agreement, directly or indirectly solicit or hire, or encourage the solicitation or hiring of, any person who, at the time of such solicitation or hiring, is an executive officer of the Company or any of its subsidiaries to serve as an employee of, or an independent contractor or consultant to, any company other than the Company or any of its subsidiaries; provided that this restriction shall not prevent the Executive from serving as reference for any such employee with regard to the employment of that employee by a company with which the Executive is not affiliated.

(b) Following the termination of his employment by the Company under circumstances in which the vesting of any portion of the award contemplated by Section 5(a) of this Agreement is accelerated, the Executive shall not, for the remainder of the Term of this Agreement, own (other than the ownership of the common stock of a publicly-held company not in excess of 1% of the shares outstanding), control, become employed by or act as a consultant to any company that, directly or through one or more subsidiaries, (i) competes with Pepco Energy Services, Inc. or (ii) is engaged in the distribution or transmission of electricity anywhere in the United States; provided, however, that this Section 10(b) shall not prohibit the Executive from (A) owning, controlling, becoming employed by or acting as a consultant to a law firm engaged in the private practice of law or (B) providing legal services as a member of a law firm engaged in the private practice of law to any company that, directly or through one or more subsidiaries, (x) competes with Pepco Energy Services, Inc. or (y) is engaged in the distribution or transmission of electricity anywhere in the United States, except that the Company and the Executive understand and agree that this proviso does not constitute a Company waiver or consent with respect any representation by the Executive, or by any law firm with which the Executive is affiliated, if such representation requires such a waiver or consent under any applicable law or code of professional responsibility.

11. Confidentiality.

(a) Following the termination of the Executive’s employment by the Company for any reason (whether during or after the Term of this Agreement), the Executive shall not, without the prior written consent of the Company, disclose any Confidential Information other than to the Company or its subsidiaries, except that the Executive may disclose Confidential Information (i) to the extent reasonably necessary in order to enforce his rights under this Agreement or to defend himself against any claim asserted against the Executive by the Company or (ii) to comply with any court order, subpoena or governmental inquiry. Unless otherwise prohibited by law, the Executive shall promptly notify the Company of the receipt by the Executive of any court order, subpoena or governmental inquiry pursuant to which the Executive is required or has been requested to disclose Confidential Information.

(b) The term “Confidential Information” shall mean all financial, economic, business, operational, strategic, regulatory, technical or other information belong to, used by or in the possession of the Company or any of its subsidiaries, including, but not limited to, business plans and strategies, financial information, projections, forecasts, budgets, pricing information, marketing and sales programs and strategies, customer and prospective customer lists, trade secrets, engineering plans, inventions and other intellectual property, whether or not reduced to writing and regardless of the form of media in which the information is maintained, other than such information that is in the public domain prior to any disclosure by the Executive.

12. Litigation and Dispute Cooperation. For a period of three years following the termination of the Executive’s employment by the Company, the Executive agrees, if requested by the Company, and subject to reimbursement for out-of-pocket expenses reasonably incurred (including, but not limited to, meals, accommodations, travel and other incidental expenses) and compensation at the hourly rate of $500, to cooperate with and assist the Company in pursuing or defending of any litigation, claims, grievances, arbitrations or disputes involving the Company or any of its subsidiaries and concerning any matter that was within the scope of Executive’s responsibilities while employed by the Company.

13. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The Executive’s obligations under this Agreement may not be assigned or transferred in whole or in part, and the rights and benefits of the Executive under this Agreement cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of the Executive’s creditors, except that the personal representative of the Executive’s estate shall be entitled to receive any amounts payable under this Agreement after the death of the Executive.

14. Rights of the Executive Are Those of a General Creditor. This Agreement shall not confer upon the Executive any proprietary interest in the Company or any of its assets. All benefits under this Agreement shall be payable from the general assets of the Company, and there shall be no requirement that the Company prefund or escrow any amounts that are or that may become payable under this Agreement. The Executive for all purposes under this Agreement shall be a general creditor of the Company.

15. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand or by registered or certified mail, return receipt requested, postage prepaid, and (i) if to the Executive, shall be addressed to the Executive at the last address furnished by the Executive to the Company in writing and (ii) if to the Company, shall be addresses to the headquarters of the Company for the attention of the Chief Executive Officer.

16. Governing Law, Equitable Relief and Arbitration.

(a) To the extent not governed by federal law, this Agreement shall be governed and construed in accordance with the laws of the District of Columbia, without reference to its conflict of laws rules.

(b) The Executive acknowledges that, in the event that the Executive breaches the provisions of Section 10 and 11 of this Agreement, the Company shall suffer irreparable harm for which money damages are not an adequate remedy, and the Executive agrees that the Company shall be entitled to equitable relief, including but not limited to, a temporary restraining order or a preliminary or permanent injunction, with respect to any such breach or threatened breach by the Executive in any court of competent jurisdiction. However, nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach. In the event that the Company initiates any legal action for the breach, threatened breach or enforcement of any of the provisions of either Section 10 or 11 and the Company does not prevail in such action, the Company shall reimburse the Executive for the costs, including attorney’s fees, reasonably incurred by the Executive in defending such action.

(c) Except with respect to equitable relief provided for in paragraph (b), any dispute between the Company and the Executive over the validity, interpretation, effect or violation or alleged violation of this Agreement shall be resolved by confidential binding arbitration to be held in Washington, D.C., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Except as otherwise provided in this Section 10, each of the Company and the Executive shall be responsible for own costs and expenses incurred in connection with such arbitration proceeding.

17. Amendments and Waivers. This Agreement may only be amended, modified, altered or supplemented in a writing signed by the Executive and on behalf of the Company by a duly authorized officer other than the Executive. No obligation under this Agreement shall be waived or discharged unless such waiver or discharge is signed by the party granting such waiver or discharge. Except where this Agreement establishes an express deadline, no failure on the part of either party to exercise any right under this Agreement, and no delay on the part of either party in exercising any right under this Agreement, shall operate as a waiver of such right.

18. Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, the remaining provisions of this Agreement (including any portion of the provision not held to be invalid or unenforceable) shall remain valid and enforceable and continue in full force and effect to the fullest extent permitted by law.

19. Execution in Counterparts. This Agreement may be executed in counterparts, which taken together shall be considered one and the same agreement.

20. Entire Agreement. This Agreement constitutes the entire agreement between the Executive and the Company with respect to the Executive’s employment.

21. Section 409A.

(a) This Agreement shall be interpreted to ensure that the payments contemplated hereby to be made by Company to the Executive are exempt from, or comply with, Section 409A of the Code (“Section 409A”); provided, however, that nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the Executive to the Company or to any other individual or entity.

(b) Notwithstanding any other provision of this Agreement, any payment or benefit under this Agreement that is considered a reimbursement under Section 409A must be made no later than the last day of the Executive’s taxable year following the Executive’s taxable year in which the expense subject to the reimbursement was incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv), except that any payment for legal expenses and attorney fees that would otherwise be subject to Section 409A shall be made no later than the deadline for short-term deferrals under Section 409A.

22. Clawback. The Executive agrees to be bound by and comply with the provisions of (i) Section 304 of the Sarbanes-Oxley Act of 2002 and (ii) the policies adopted by the Company in accordance with any rules that may be promulgated by the Securities and Exchange Commission pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, in each case insofar as such provisions, policies or rules are by their terms applicable to the Executive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Executive has executed this Agreement, each as of the date first above written,

PEPCO HOLDINGS, INC.			EXECUTIVE

By:	/s/ JOSEPH M. RIGBY		By:	/s/ KEVIN C. FITZGERALD
	Name:	Joseph M. Rigby		Kevin C. Fitzgerald
	Title:	Chairman of the Board, President and Chief Executive Officer

Attachment A

PEPCO HOLDINGS, INC.

Service-Based Restricted Stock Unit Award Agreement

This Service-Based Restricted Stock Unit Award Agreement (the “Agreement”) is made as of the 17th day of September 2012 (the “Grant Date”), by and between Pepco Holdings, Inc. (the “Company”) and Kevin C. Fitzgerald (the “Executive”).

WHEREAS, the Company has adopted the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan (the “Plan”).

WHEREAS, in accordance with the terms of an Employment Agreement, dated September 7, 2012, between the Company and the Executive (the “Employment Agreement”), the Company has agreed to make an award to the Executive of restricted stock units under the Plan on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Executive agree as follows:

1. Restricted Stock Unit Award. The Company hereby grants to the Executive, upon the terms and subject to the conditions set forth herein, an award of                      (            ) restricted stock units (each an “RSU”), each representing a contractual right to receive at the time of the settlement thereof one share of common stock (“Common Stock”) of the Company (the “Award”).

2. Vesting of the Award. Four-fifteenths of the Award shall vest on each of the first and second anniversaries of the Grant Date and balance shall vest on the third anniversary of the Grant Date (the three-year period beginning on the Grant Date being referred to as the “Vesting Period”), in each case contingent upon the continued employment of the Executive by the Company as of the applicable the vesting date. If the employment of the Executive by the Company terminates prior to the end of the Vesting Period, the unvested portion of the Award shall be forfeited, except that, if during the Vesting Period, (i) the Executive voluntarily terminates his employment for Good Reason (as defined in Section 9 of this Agreement), (ii) the Company terminates the Executive’s employment, other than a termination for Cause (as defined in Section 9 of this Agreement, or (iii) the employment of the Executive terminates due to death or Disability (as defined in Section 9 of this Agreement), the Award, to the extent not previously vested, shall vest in full as of the date the Executive’s employment terminates.

3. Settlement of the Award. The settlement of the Award, to the extent it has become vested and subject to Section 10 hereof, shall occur on or as soon as practicable after the day immediately following the last day of the Executive’s employment by the Company, regardless of the reason for the termination of the Executive’s employment and regardless of whether the termination of the Executive’s employment occurs during or after the expiration of the three-year term of the Employment Agreement, and shall be effected by the delivery to the Executive a number of shares of Common Stock equal to the number of vested RSUs; provided, however, that the delivery of the shares may be postponed (i) if the Company reasonably anticipates that such postponement is necessary to enable the Company to comply with any law or with any applicable procedures, regulations or listing requirements of any governmental agency or stock exchange and (ii) such delay shall comply with Treas. Reg. § 1.409A-2(b)(7)(ii) (or any applicable successor regulation).

4. Dividend Equivalents. During the period subsequent the vesting of RSUs as contemplated by Section 2 of this Agreement and prior to the settlement thereof as contemplated by Section 3 of this Agreement, on the date the Company pays a dividend on the Common Stock, the Company shall credit to the account of the Executive an additional number of vested RSUs (rounded the nearest whole number) equal to (i) the product of (A) the number of vested RSUs credited to the account of the Executive pursuant to this Award (including RSUs previously credited to the account of the Executive in accordance with this Section 4) as of the day immediately prior to the dividend payment date and (B) the per share amount of the dividend, divided by (ii) the closing market price of the Common Stock on the lasting trading day immediately prior to the ex-dividend date in respect of such dividend.

5. Nontransferability of Award. The Award is not assignable or transferable and shall not be subject to attachment or other legal process of whatever nature.

6. Terms and Conditions of the Plan. The terms and conditions included in the Plan are incorporated herein by reference, and to the extent that any conflict exists between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control. By execution of this Agreement, the Executive acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Compensation and Human Resources Committee of the Board of Directors (including any successor that performs its functions, the “Committee”) and the Board of Directors pursuant to the Plan.

7. Other Plans and Agreements. Any gain realized by the Executive pursuant to the Award shall not be taken into account as compensation in the determination of the Executive’s benefits under any pension, savings, group insurance or other benefit plan maintained by the Company or a Subsidiary. The Executive acknowledges that receipt of the Award shall not entitle the Executive to any other benefits under the Plan or any other plans maintained by the Company or a Subsidiary.

8. Committee Authority. The Committee shall have complete discretion in the exercise of its rights, powers and duties under this Agreement and the Plan. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its sole discretion and shall be final, conclusive and binding on all concerned. The Committee may designate any individual or individuals to perform any of its functions under this Agreement.

9. Definition of Terms.

(a) As used in this Agreement, the term “Good Reason” shall mean (i) the Company reduces the Executive’s base salary (except a reduction consistent and proportional with an overall reduction, due to extraordinary business conditions, in the compensation of all other senior executives of the Company), (ii) the Executive is not in good faith considered for incentive awards in violation of Section 4(a)(ii) and (iii) of the Employment Agreement, (iii) the Company fails to provide the benefits contemplated by Section 4(a)(v) and (vi) of the Employment Agreement, (iv) the Company relocates the Executive’s primary place of employment to a location outside of the Washington, D.C. metropolitan areas and further than 50 miles from the Executive’s primary place of employment on the first day of the Term of this Agreement, or (v) the Board of Directors removes the Executive from the position of Executive Vice President and General Counsel other than for Cause or on account of the Disability of the Executive.

(b) As used in this Agreement, the term “Cause” shall mean (i) intentional fraud or material misappropriation with respect to the business or assets of the Company, (ii) the persistent refusal or willful failure of the Executive to perform substantially his duties and responsibilities to the Company, which continues after the Executive receives notice of such refusal and is afforded a period of not less than 45 days to remedy the refusal or failure to the satisfaction of the Board of Directors, or (iii) conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company.

(c) As used in this Agreement, the term “Disability” shall mean circumstances in which the Executive is entitled immediately to receive long-term disability benefits under the Company’s disability plan in which the Executive participates.

(d) Each other capitalized term used in this Agreement, and not defined or referenced herein, has the meaning ascribed to that term in the Plan.

10. Section 409A. This Agreement shall be interpreted to ensure that the payment contemplated hereby complies with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Settlement of the Award shall be made no later than 30 days after the Executive’s separation from service, except that if, upon separation from service, the Executive is a “specified employee” within the meaning of Section 409A, settlement will instead be paid in the seventh month following the Executive’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Executive has executed this Agreement, each as of the date first above written.

PEPCO HOLDINGS, INC.

By:
	Name:	Joseph M. Rigby
	Title:	Chairman of the Board, President and Chief Executive Officer

KEVIN C. FITZGERALD

Attachment B

PEPCO HOLDINGS, INC.

Performance-Based Restricted Stock Unit Award Agreement

This Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”) is made this      day of                      201  , by and between Pepco Holdings, Inc. (the “Company”) and Kevin C. Fitzgerald (the “Executive”).

WHEREAS, the Company has adopted the Pepco Holdings, Inc. 2102 Long-Term Incentive Plan (the “Plan”).

WHEREAS, in accordance with the terms of an Employment Agreement, dated September 7, 2012, between the Company and the Executive (the “Employment Agreement”), the Company has agreed to make an award to the Executive of restricted stock units under the Plan subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Executive agree as follows:

1. Restricted Stock Unit Award. The Company hereby agrees to grant to the Executive, upon the terms and subject to the conditions set forth herein,                      (            ) restricted stock units (each an “RSU”), each representing a contractual right to receive at the time of the settlement thereof one share of common stock (“Common Stock”) of the Company (the “Award”).

2. Vesting of the Award.

a. The vesting of the Award, which may range from zero to 100% of the Award, shall be contingent on the extent to which the Executive is successful in achieving, during period beginning January 1, 201     and ending December 31, 201     (the “Performance Period”), the performance goals set forth on Schedule A hereto (the “Performance Goals”), as determined by the Compensation and Human Resources Committee of the Board of Directors (including any successor that performs its functions, the “Committee”) in its sole discretion as soon as practicable after the end of the Performance Period.

b. If the employment of the Executive by the Company terminates prior to the end of the Performance Period, the Award shall be forfeited in its entirety, except that, if during the Performance Period, (i) the Executive voluntarily terminates his employment for Good Reason (as defined in Section 9 of the Agreement), (ii) the Company terminates the Executive’s employment, other than a termination for Cause (as defined in Section 9 of the Agreement), or (iii) the employment of the Executive terminates due to death or Disability (as defined in Section 9 of the Agreement), the Award shall vest at the end of the Performance Period to the extent the Performance Goals are achieved as determined by the Committee in its sole discretion after the end of the Performance Period.

3. Settlement of the Award. The settlement of the Award, to the extent it has become vested and subject to Section 10 hereof, shall occur as soon as practicable after (i) the day immediately following the last day of the Executive’s employment by the Company, regardless of the reason for the termination of the Executive’s employment and regardless of whether the termination of the Executive’s employment occurs during or after the expiration of the three-year term of the Employment Agreement or (ii) if later, the day after the Committee determines the extent to which the Award has vested in the calendar year following the completion of the Performance Period, and shall be effected by the delivery to the Executive a number of shares of Common Stock equal to the number of vested RSUs; provided, however, that the delivery of the shares may be postponed (A) if the Company reasonably anticipates that such postponement is necessary to enable the Company to comply with any law or with any applicable procedures, regulations or listing requirements of any governmental agency or stock exchange and (B) such delay shall comply with Treas. Reg. § 1.409A-2(b)(7)(ii) (or any applicable successor regulation).

4. Dividend Equivalents. During the period subsequent the vesting of RSUs as contemplated by Section 2 of this Agreement and prior to the settlement thereof as contemplated by Section 3 of this Agreement, on the date the Company pays a dividend on the Common Stock, the Company shall credit to the account of the Executive an additional number of vested RSUs (rounded the nearest whole number) equal to (i) the product of (A) the number of vested RSUs credited to the account of the Executive pursuant to this Award (including RSUs previously credited to the account of the Executive in accordance with this Section 4) as of the day immediately prior to the dividend payment date and (B) the per share amount of the dividend, divided by (ii) the closing market price of the Common Stock on the lasting trading day immediately prior to the ex-dividend date in respect of such dividend.

5. Nontransferability of Award. The Award is not assignable or transferable and shall not be subject to attachment or other legal process of whatever nature.

6. Terms and Conditions of the Plan. The terms and conditions included in the Plan are incorporated herein by reference, and to the extent that any conflict exists between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control. By execution of this Agreement, the Executive acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Committee and the Board of Directors pursuant to the Plan.

7. Other Plans and Agreements. Any gain realized by the Executive pursuant to the Award shall not be taken into account as compensation in the determination of the Executive’s benefits under any pension, savings, group insurance or other benefit plan maintained by the Company or a Subsidiary. The Executive acknowledges that receipt of the Award shall not entitle the Executive to any other benefits under the Plan or any other plans maintained by the Company or a Subsidiary.

8. Committee Authority. The Committee shall have complete discretion in the exercise of its rights, powers and duties under this Agreement and the Plan. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its sole discretion and shall be final, conclusive and binding on all concerned. The Committee may designate any individual or individuals to perform any of its functions hereunder.

9. Definition of Terms.

(a) As used in this Agreement, the term “Good Reason” shall mean (i) the Company reduces the Executive’s base salary (except a reduction consistent and proportional with an overall reduction, due to extraordinary business conditions, in the compensation of all other senior executives of the Company), (ii) the Executive is not in good faith considered for incentive awards in violation of Section 4(a)(ii) and (iii) of the Employment Agreement, (iii) the Company fails to provide the benefits contemplated by Section 4(a)(v) and (vi) of the Employment Agreement, (iv) the Company relocates the Executive’s primary place of employment to a location outside of the Washington, D.C. metropolitan areas and further than 50 miles from the Executive’s primary place of employment on the first day of the Term of this Agreement, or (v) the Board of Directors removes the Executive from the position of Executive Vice President and General Counsel other than for Cause or on account of the Disability of the Executive.

(b) As used in this Agreement, the term “Cause” shall mean (i) intentional fraud or material misappropriation with respect to the business or assets of the Company, (ii) the persistent refusal or willful failure of the Executive to perform substantially his duties and responsibilities to the Company, which continues after the Executive receives notice of such refusal and is afforded a period of not less than 45 days to remedy the refusal or failure to the satisfaction of the Board of Directors, or (iii) conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company.

(c) As used in this Agreement, the term “Disability” shall mean circumstances in which the Executive is entitled immediately to receive long-term disability benefits under the Company’s disability plan in which the Executive participates.

(d) Each other capitalized term used in this Agreement, and not defined or referenced herein, has the meaning ascribed to that term in the Plan.

10. Section 409A. This Agreement shall be interpreted to ensure that the payment contemplated hereby complies with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Settlement of the Award shall be made no later than 30 days after the Executive’s separation from service, except that if, upon separation from service, the Executive is a “specified employee” within the meaning of Section 409A, settlement will instead be paid in the seventh month following the Executive’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Executive has executed this Agreement, each as of the date first above written.

PEPCO HOLDINGS, INC.

By:
	Name:	Joseph M. Rigby
	Title:	Chairman of the Board, President and Chief Executive Officer

KEVIN C. FITZGERALD

Schedule A

Performance Goals